As filed with the Securities and Exchange Commission on March 23, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

REVLON, INC.

(Exact name of Registrant as specified in its charter)

Delaware	13-3662955
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

237 Park Avenue
New York, New York 10017
(212) 527-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert K. Kretzman, Esq.
Executive Vice President, Chief Legal Officer and
General Counsel
Revlon, Inc.
237 Park Avenue
New York, New York 10017
(212) 527-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stacy J. Kanter, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A common stock, par value $0.01 per share	43,000,000	$48,160,000	$48,160,000	$1,478.51

(1)	These shares are currently owned by the stockholder named in this Registration Statement and are pledged as collateral for a loan. These shares may be offered from time to time at currently indeterminate prices by the lenders to whom the shares are pledged, only in the event of certain defaults by the borrower or pledging stockholder under the loan documents described in this prospectus entitling the lenders to foreclose on these shares. In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on the average high and low prices of the Class A common stock on March 21, 2007, as reported by the New York Stock Exchange.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 23, 2007

Prospectus

REVLON, INC.

43,000,000 Shares
Class A Common Stock

MacAndrews & Forbes (defined below) beneficially owns, directly and indirectly, 274,834,793 shares of our Class A common stock, par value $0.01, and 31,250,000 shares of our Class B common stock, par value $0.01. Mafco Four LLC, an affiliate of MacAndrews & Forbes, has pledged 43,000,000 of these shares of Class A common stock to secure a loan, which loan is unrelated to MacAndrews & Forbes’ investment in us. MacAndrews & Forbes has requested that we register the pledged shares to fulfill its obligation under the loan documents it entered into in February, 2007 (described more fully below).

This prospectus and the registration statement of which it forms a part is not intended to be used, nor may it be used, by MacAndrews & Forbes to sell any shares. This prospectus and the registration statement of which it forms a part is solely for use by the lenders and may only be used by them in the event of a default that allows foreclosure on the pledged shares.

As of the date of this prospectus, the 43,000,000 shares of Class A common stock covered by this prospectus are held by Mafco Four LLC, an affiliate of MacAndrews & Forbes Holdings Inc. (together with certain of its affiliates other than us, ‘‘MacAndrews & Forbes’’), our majority stockholder. All of the shares held by Mafco Four LLC have been pledged as collateral to JPMorgan Chase Bank, N.A. (referred to in this prospectus, together with its assignees, as the ‘‘Lenders’’), pursuant to a term note and related security agreement, each dated as of February 16, 2007, to secure the obligations of an affiliate of MacAndrews & Forbes under the term note. In this prospectus, we refer to Mafco Four LLC, together with the borrower affiliate, as ‘‘Mafco Four’’ and refer to the term note and the security agreement, together with all the other loan documents related to the term note, as the ‘‘Loan Documents.’’

The Lenders are not currently stockholders with respect to the 43,000,000 shares of Class A common stock covered by this prospectus. None of MacAndrews & Forbes, Mafco Four or any other affiliate of MacAndrews & Forbes, nor Revlon, may offer shares pursuant to this prospectus and Revlon is not a party to any of the Loan Documents. In the event of certain defaults by Mafco Four under the Loan Documents to which it is a party, if any, the Lenders thereunder may, under certain circumstances, foreclose upon any and all shares of Class A common stock pledged to them. The Lenders may sell any foreclosed shares of Class A common stock through ordinary brokerage transactions, directly to market makers of our shares or through any other means described under ‘‘Plan of Distribution’’ beginning on page 12 of this prospectus. We cannot assure you that the Lenders will sell all or any portion of the Class A common stock covered by this prospectus. We have filed the registration statement on Form S-3, of which this prospectus forms a part, pursuant to a written request made by MacAndrews & Forbes in accordance with the registration rights agreement described under ‘‘Registration Rights Agreement’’ on page 7 of this prospectus. We will not receive any of the proceeds in the event there is a sale of these shares of our Class A common stock in the future by the Lenders. MacAndrews & Forbes will bear all costs, fees and expenses in connection with the registration of the 43,000,000 shares of our Class A common stock registered by the registration statement of which this prospectus forms a part.

Investing in our Class A common stock involves risks, including the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission, or the SEC, on March 13, 2007, the risk factors described under the caption ‘‘Risk Factors’’ in any applicable prospectus supplement and/or any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as discussed on page 2 of this prospectus.

Our Class A common stock is listed on the New York Stock Exchange under the symbol ‘‘REV.’’

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2007

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a ‘‘shelf’’ registration process. Under this shelf process, the Lenders may, in the event of certain defaults under the Loan Documents entitling the Lenders to foreclose on the shares of our Class A common stock covered by this prospectus, as described in the section ‘‘Selling Stockholders’’ beginning on page 6 of this prospectus, offer from time to time up to an aggregate of 43,000,000 shares of our Class A common stock in one or more offerings. This prospectus provides you with a general description of our Class A common stock. In connection with the offering of Class A common stock by the Lenders, if any, a prospectus supplement containing specific information about the terms of that offering may be provided by the Company, if required. Any prospectus supplement may add to or update, but will not contradict, modify or replace, information contained in this prospectus.

No person is authorized to give any information, or make any statement, regarding the Company or the offering or represent anything not contained in this prospectus and any accompanying prospectus supplement. The shares covered by this prospectus have been registered by us for offer and sale by the Lenders only in places where such offers and sales are permitted. All information in this prospectus regarding MacAndrews & Forbes, Mafco Four, the Lenders and the Loan Documents has been provided to us by MacAndrews & Forbes for use herein. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement or information incorporated by reference herein or therein, is current as of any date other than the date of such information. Our business, financial condition, results of operations and prospects may have changed since that date. We urge you to read this prospectus together with additional information described under the heading ‘‘Where You Can Find More Information’’ on page 3 and, if applicable, any accompanying prospectus supplement.

In this prospectus, the terms ‘‘the Company,’’ ‘‘we,’’ ‘‘our,’’ ‘‘ours’’ and ‘‘us’’ refer to Revlon, Inc. and Revlon Consumer Products Corporation, Revlon, Inc.’s direct wholly-owned operating subsidiary, and to the subsidiaries of Revlon Consumer Products Corporation, except that in the discussion of the capital stock and related matters, these terms refer solely to Revlon, Inc. and not to Revlon Consumer Products Corporation or any of its subsidiaries. References to ‘‘Products Corporation’’ are to Revlon Consumer Products Corporation and its subsidiaries.

OUR COMPANY

Revlon conducts its business exclusively through Products Corporation, which manufactures, markets and sells an extensive array of cosmetics, skincare, fragrances, beauty tools, hair color and personal care products. Revlon is one of the world’s leading mass-market beauty brands. We believe that our global brand name recognition, product quality and marketing experience have enabled us to create one of the strongest consumer brand franchises in the world. Our products are sold worldwide and are marketed under such brand names as Revlon, ColorStay, Fabulash, Super Lustrous, and Revlon Age Defying makeup with Botafirm, as well as the completely re-staged Almay brand, including the Company’s Almay Intense i-Color collection, in cosmetics; Almay, Ultima II and Gatineau in skincare; Charlie and Jean Naté in fragrances; Revlon and Expert Effect in beauty tools; Colorsilk and Colorist in hair color; and Mitchum, Flex and Bozzano in personal care products.

The Company was founded by Charles Revson, who revolutionized the cosmetics industry by introducing nail enamels matched to lipsticks in fashion colors over 70 years ago. Today, we have leading market positions in a number of our principal product categories in the U.S. mass-market distribution channel, including the lip, eye, face makeup and nail enamel categories. We also have leading market positions in several product categories in certain markets outside of the U.S., including Australia, Canada and South Africa. Our products are sold in more than 100 countries across six continents. Our net sales in 2006 in the U.S. accounted for approximately 57% of our consolidated net sales, most of which were made in the mass-market channel.

* * *

Our principal executive office is located at 237 Park Avenue, New York, N.Y. 10017. Our telephone number is (212) 527-4000.

RISK FACTORS

You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the risk factors described under the caption ‘‘Risk Factors’’ in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision. See ‘‘Where You Can Find More Information.’’

WHERE YOU CAN FIND MORE INFORMATION

Revlon files and furnishes annual, quarterly, and current reports and other information, including proxy statements, with the SEC. You may read and copy any reports or other information that we file or furnish with the SEC at the SEC’s Public Reference Room located at Station Place, 100 F Street, N.E., Washington, DC 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available to the public on the SEC’s website (www.sec.gov).

The SEC allows us to ‘‘incorporate by reference’’ the information that we file with it into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is modified or superseded by information contained in this prospectus or any other subsequently filed document. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement. All documents filed (but not those that are furnished) by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement, whether before or after it is declared effective, and prior to the termination of the offering of the securities will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any accompanying prospectus supplement and any previously filed document.

The following documents have been filed by Revlon with the SEC and are incorporated by reference into this prospectus:

•	Annual Report on Form 10-K of Revlon for the year ended December 31, 2006, filed with the SEC on March 13, 2007;

•	Current Reports on Form 8-K of Revlon filed with the SEC on January 25, 2007 (other than item 7.01, which was furnished and is not incorporated herein by reference);

•	Portions of our Definitive Proxy Statement on Schedule 14A to be filed on or about April 27, 2007 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2006; and

•	The section captioned ‘‘Description of Capital Stock’’ in Amendment No. 4 to Revlon’s Registration Statement on Form S-1 (File No. 33-99558), filed with the SEC on February 26, 1996, as incorporated by reference into Revlon’s Registration Statement on Form 8-A/A-1 (File No. 33-99558), filed on February 28, 1996.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to Revlon, Inc., 237 Park Avenue, New York, N.Y. 10017, (212) 527-4000, Attention: Investor Relations.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplements and the documents incorporated by reference contain forward-looking statements that involve risks and uncertainties, which are based on beliefs, expectations, estimates, projections, forecasts, plans, anticipations, targets, outlooks, initiatives, visions, objectives, strategies, opportunities, drivers and intents of our management. Such statements are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. While we believe that our estimates and assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, impossible for us to anticipate all factors that could affect our actual results. Our actual results may differ materially from those discussed in such forward-looking statements.

Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘estimates,’’ ‘‘projects,’’ ‘‘forecasts,’’ ‘‘plans,’’ ‘‘anticipates,’’ ‘‘targets,’’ ‘‘outlooks,’’ ‘‘initiatives,’’ ‘‘visions,’’ ‘‘objectives,’’ ‘‘strategies,’’ ‘‘opportunities,’’ ‘‘drivers,’’ ‘‘intends,’’ ‘‘scheduled to,’’ ‘‘seeks,’’ ‘‘may,’’ ‘‘will,’’ or ‘‘should’’ or the negative of those terms, or other variations of those terms or comparable language, or by discussions of strategy, plans, targets, models or intentions. Forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Any of the shares of Class A common stock offered hereby will be sold by the Lenders, only in the event of their foreclosure on the shares, if any, as described in ‘‘Selling Stockholders.’’ We will not receive any proceeds from any sale of the shares by the Lenders.

SELLING STOCKHOLDERS

MacAndrews & Forbes beneficially owns, directly and indirectly, 274,834,793 shares of our Class A common stock and 31,250,000 shares of our Class B common stock. Mafco Four LLC, an affiliate of MacAndrews & Forbes, has pledged 43,000,000 of these shares of Class A common stock to secure a loan, which loan is unrelated to MacAndrews & Forbes’ investment in us. MacAndrews & Forbes has requested that we register the pledged shares to fulfill its obligation under the loan documents it entered into in February, 2007.

This prospectus and the registration statement of which it forms a part is not intended to be used, nor may it be used, by MacAndrews & Forbes to sell any shares. This prospectus and the registration statement of which it forms a part is solely for use by the Lenders and may only be used by them in the event of a default that allows foreclosure on the pledged shares.

MacAndrews & Forbes, which is wholly-owned by Ronald O. Perelman, at March 1, 2007 beneficially owned (i) 274,834,793 shares of our Class A common stock (226,183,652 of which were beneficially owned by MacAndrews & Forbes, 45,616,141 of which were beneficially owned by a family member, and 3,035,000 of which were owned directly by Mr. Perelman) and (ii) all of the outstanding 31,250,000 shares of Class B common stock of Revlon, Inc.

The shares of our Class A common stock covered by this prospectus were originally purchased by MacAndrews & Forbes in connection with our January 2007 $100 Million rights offering of Class A common stock (including the related private placement to MacAndrews & Forbes). The January 2007 rights offering allowed each stockholder of record of our Class A and Class B common stock, as of the close of business on December 11, 2006, the rights offering record date, to purchase additional shares of Class A common stock, at a subscription price of $1.05 per share. MacAndrews & Forbes purchased in a private placement directly from us a total of 57,390,623 shares of Class A common stock, pursuant to a Stock Purchase Agreement, dated as of December 18, 2006, between us and MacAndrews & Forbes. Such shares were purchased by MacAndrews & Forbes at the same price of $1.05 per share and represented the number of shares that MacAndrews & Forbes would otherwise have been entitled to subscribe for in the rights offering pursuant to its basic subscription privilege (which was approximately 60% of the total shares offered in the rights offering and private placement combined). Although the 43,000,000 shares covered by this prospectus were originally issued to certain affiliates of MacAndrews & Forbes, they were subsequently re-registered in the name of Mafco Four LLC following the consummation of the January 2007 rights offering.

All information in this prospectus regarding MacAndrews & Forbes, Mafco Four, the Lenders and the Loan Documents has been provided to us by MacAndrews & Forbes for use herein. The Loan Documents provide that Mafco Four will indemnify the Lenders against any and all reasonable costs and expenses incurred by them in connection with the transactions contemplated thereunder, including in connection with any sale of the pledged shares.

Following the completion of the January 2007 rights offering, MacAndrews & Forbes beneficially owned approximately 58% of Revlon, Inc.’s outstanding Class A common stock and approximately 60% of Revlon, Inc.’s total outstanding common stock, which shares together represented approximately 74% of the combined voting power of such shares at such date.

REGISTRATION RIGHTS AGREEMENT

Prior to the consummation of Revlon, Inc.’s initial public equity offering in February 1996, we and our then direct parent, Revlon Worldwide Corporation (which subsequently merged with and into REV Holdings LLC), entered into a registration rights agreement (referred to in this prospectus as the ‘‘Registration Rights Agreement’’). In March 2004, we and MacAndrews & Forbes executed a joinder agreement, which provided that MacAndrews & Forbes would be a holder (referred to in this prospectus, together with all other holders specified in such agreement, as the ‘‘Holders’’) under the Registration Rights Agreement and that the shares registered hereunder, as well as certain other shares of our Class A common stock acquired by MacAndrews & Forbes (either directly or through entities related to it pursuant to an Investment Agreement entered into between us and MacAndrews & Forbes in 2004, as amended), would be deemed to be registrable securities under the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Holders have the right to require us to register under the Securities Act of 1933, as amended, or the Securities Act, all or part of such Holder’s registrable securities, with the Holders to pay all out-of-pocket expenses incurred by us in connection with any such registration. We may suspend the use of the registration statement of which this prospectus forms a part and may postpone giving effect to any request for registration under the Registration Rights Agreement for a period of up to 30 days if we believe the use of this registration statement or, as the case may be, such requested registration might have a material adverse effect on any plan or proposal by us with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or if we are in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in progress or cause any other material adverse consequences to us. See Note 16, ‘‘Related Party Transactions – Registration Rights Agreement’’ in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated herein by reference for more information.

DESCRIPTION OF CAPITAL STOCK

Revlon is currently authorized to issue 900,000,000 shares of Revlon Class A common stock, par value $0.01 per share, 200,000,000 shares of its Class B common stock, or Revlon Class B common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. Except as expressly set forth in Revlon’s certificate of incorporation as summarized below, the rights of the holders of Revlon Class A common stock and holders of Revlon Class B common stock are in all respects identical. As of March 1, 2007, Revlon had outstanding 476,688,940 shares of Revlon Class A common stock, 31,250,000 shares of Revlon Class B common stock, all of which are currently owned by MacAndrews & Forbes, and no shares of preferred stock.

The following summary description of Revlon’s capital stock is based on its certificate of incorporation and its by-laws in effect as of the date of this prospectus and the applicable provisions of the Delaware General Corporation Law, or the DGCL. For more information on how you can obtain copies of Revlon’s certificate of incorporation and Revlon’s by-laws, see ‘‘Where You Can Find More Information’’ on page 3. We urge you to read Revlon’s certificate of incorporation, by-laws and any applicable prospectus supplement in their entirety.

Revlon Class A common stock and Revlon Class B common stock

Each share of Revlon Class A common stock entitles the holder to one vote and each share of Revlon Class B common stock entitles the holder to ten votes at each annual or special meeting of Revlon’s stockholders, in the case of any written consent of stockholders and for all other purposes on all matters being voted on by Revlon’s stockholders. The holders of Revlon Class A common stock and Revlon Class B common stock vote as a single class on all matters submitted to a vote of Revlon’s stockholders, except as otherwise provided by law. Neither the holders of Revlon Class A common stock nor the holders of Revlon Class B common stock have cumulative voting or preemptive rights.

The holders of Revlon Class A common stock and Revlon Class B common stock are entitled to receive dividends and other distributions as may be declared by Revlon’s board of directors out of assets or funds legally available for that purpose, subject to the rights of the holders of any series of preferred stock, and any other provision of Revlon’s certificate of incorporation. Revlon’s certificate of incorporation provides that if at any time a dividend or other distribution in cash or other property is paid on Revlon Class A common stock or Revlon Class B common stock, a like dividend or other distribution in cash or other property will also be paid on the Revlon Class B common stock or Revlon Class A common stock, as the case may be, in an equal amount per share.

Revlon’s certificate of incorporation provides that if shares of Revlon Class A common stock are paid on Revlon Class A common stock and shares of Revlon Class B common stock are paid on Revlon Class B common stock in an equal amount per share of Revlon Class A common stock and Revlon Class B common stock, such payment will be deemed to be a like dividend or other distribution. Revlon, as a holding company, is dependent on the earnings and cash flow of, and dividends and distributions from, Products Corporation to pay its expenses and to pay any cash dividend or distribution on Revlon Class A common stock that may be authorized by its board of directors.

The terms of Products Corporation’s bank credit agreements, Products Corporation’s line of credit with MacAndrews & Forbes Inc., a wholly-owned subsidiary of MacAndrews & Forbes Holdings Inc., as amended to date, or the 2004 MacAndrews & Forbes Line of Credit, and the indentures governing Products Corporation’s 9½% Senior Notes due 2011 and 8 5/8% Senior Subordinated Notes due 2008 currently restrict the ability of Products Corporation to pay dividends or make distributions to Revlon, except in limited circumstances as described under ‘‘Dividend Policy.’’ In the case of any split, subdivision, combination or reclassification of Revlon Class A common stock or Revlon Class B common stock, the shares of Revlon Class B common stock or Revlon Class A common stock, as the case may be, will also be split, subdivided, combined or reclassified so that the number of shares of Revlon Class A common stock and Revlon Class B common stock outstanding immediately following such split, subdivision, combination or reclassification will bear the same relationship to each other as that which existed immediately prior to the split, subdivision, combination or reclassification.

In the event of Revlon’s liquidation, dissolution or winding up, the holders of Revlon Class A common stock and the holders of Revlon Class B common stock will be entitled to receive assets and funds available for distribution after payments to creditors and to the holders of any preferred stock that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of Revlon Class A common stock or the holders of Revlon Class B common stock, the holders of Revlon Class A common stock and the holders of Revlon Class B common stock will receive the same consideration on a per share basis. However, if such consideration consists of any voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of Revlon Class B common stock may receive, on a per share basis, voting securities with ten times the number of votes per share as those voting securities to be received by the holders of Revlon Class A common stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten times the number of votes per share as those voting securities issuable upon exercise of the options or warrants, or into which the convertible or exchangeable securities to be received by the holders of Revlon Class A common stock may be converted or exchanged).

Revlon’s certificate of incorporation provides that no person holding record or beneficial ownership of shares of Revlon Class B common stock, each referred to in this prospectus as a Class B Holder, which Class B Holder is currently MacAndrews & Forbes, may transfer, and Revlon will not register the transfer of, such shares of Revlon Class B common stock, except to a permitted transferee of such Class B Holder. A permitted transferee of, for example, a stockholder that is a corporation, is defined to include, among other things, a corporation, limited liability company or partnership controlled by such Class B Holder and other specified affiliates of a Class B Holder. In certain circumstances set forth in Revlon’s certificate of incorporation, changes in ownership or control of a Class B Holder will also result in the conversion of such holder’s Revlon Class B common stock into Revlon Class A common stock. Revlon’s certificate of incorporation also provides that Revlon will not register the transfer of any shares of Revlon Class B common stock unless the transferee and the transferor of such Revlon Class B common stock have furnished such affidavits and other proof as Revlon reasonably may request to establish that the proposed transferee is a permitted transferee. In addition, upon any purported transfer of shares of Revlon Class B common stock not permitted under Revlon’s certificate of incorporation, all shares of Revlon Class B common stock purported to be transferred will be deemed to be converted into shares of Revlon Class A common stock, and stock certificates formerly representing such shares of Revlon Class B common stock will from that time be deemed to represent the number of shares of Revlon Class A common stock as equals the number of shares of Revlon Class A common stock into which such shares of Revlon Class B common stock could be converted pursuant to Revlon’s certificate of incorporation.

In the event that the aggregate number of shares of Revlon Class B common stock and Revlon Class A common stock held by the Class B Holders and their permitted transferees issued and outstanding at any time shall constitute less than ten percent of the total combined number of shares of Revlon Class A common stock and Revlon Class B common stock issued and outstanding at such time, then, without further action on the part of the Class B Holder or Revlon, all shares of Revlon Class B common stock then issued and outstanding will be deemed to be converted into shares of Revlon Class A common stock, and stock certificates formerly representing such shares of Revlon Class B common stock will from that time be deemed to represent such number of shares of Revlon Class A common stock as equals the number of shares of Revlon Class A common stock into which such shares of Revlon Class B common stock could be converted pursuant to Revlon’s certificate of incorporation. In addition, each share of Revlon Class B common stock shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Revlon Class A common stock at any time.

Any future issuance of additional authorized shares of Revlon Class A common stock may, among other things, dilute the earnings per share of the Revlon Class A common stock and the equity and voting rights of those stockholders holding Revlon Class A common stock at the time the additional shares are issued.

The transfer agent and registrar for Revlon Class A common stock is American Stock Transfer & Trust Company. Revlon Class A common stock is traded on the New York Stock Exchange under the symbol ‘‘REV.’’

Preferred stock

Revlon’s certificate of incorporation provides that it may issue shares of preferred stock from time to time in one or more class or series. Revlon’s board of directors is authorized to fix the voting powers, if any, designations, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued class or series of preferred stock to fix the number of shares constituting such class or series and to increase or decrease the number of shares of any such class or series (but not below the number of shares of such class or series then outstanding). As of March 1, 2007, none of the 20,000,000 authorized shares of preferred stock are designated a class or series. Any class or series of preferred stock could have rights which would adversely affect the rights of a holder of Revlon Class A common stock. The shares of any class or series of preferred stock need not be identical to any other class or series.

The flexibility to authorize and issue shares of preferred stock may be utilized for a variety of corporate purposes, including, without limitation, future public offerings to raise additional capital and corporate acquisitions. This provision of Revlon’s certificate of incorporation, however, may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Section 203 of the DGCL

Section 203 of the DGCL provides, in general, that a stockholder acquiring more than 15% of the voting power of a corporation subject to the statute (referred to in this prospectus as an Interested Stockholder) but less than 85% of the voting power of such corporation may not engage in certain business combinations (as defined in Section 203 of the DGCL) with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such time the corporation’s board of directors approved either the business combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the business combination is approved by the corporation’s board of directors and authorized by a vote of at least 66 2/3% of the voting power of the corporation not owned by the Interested Stockholder. Revlon’s certificate of incorporation contains a provision electing not to be governed by Section 203 of the DGCL.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our Class A common stock (or our Class B common stock) and we do not intend to pay cash dividends on our Class A common stock or Class B common stock in the foreseeable future. We intend to retain any future earnings for funding our growth and meeting our obligations.

We are a holding company with no business operations of our own. Our only material asset is all of the outstanding capital stock of Products Corporation, our wholly-owned operating subsidiary. We are dependent on the earnings and cash flow of, and dividends and distributions from, Products Corporation to pay our expenses incidental to being a public holding company. Products Corporation may not generate sufficient cash flow to pay dividends or distribute funds to us because, for example, Products Corporation may not generate sufficient cash flow or net income or state laws may restrict or prohibit Products Corporation from issuing dividends or making distributions unless Products Corporation has sufficient surplus or net profits, which Products Corporation may not have. Further, the terms of Products Corporation’s bank credit agreements, the 2004 MacAndrews & Forbes Line of Credit, and the indentures governing Products Corporation’s 9½% Senior Notes due 2011 and 8 5/8% Senior Subordinated Notes due 2008 generally restrict Products Corporation from paying dividends or making distributions to us, except that Products Corporation is permitted to pay dividends and make distributions to us to enable us to make certain payments and pay expenses incidental to being a public holding company, including, among other things, professional fees such as legal, accounting and insurance fees, regulatory fees, such as SEC filing fees, and other expenses related to being a public holding company and to make payments in respect of certain state, local and federal taxes.

PLAN OF DISTRIBUTION

MacAndrews & Forbes beneficially owns, directly and indirectly, 274,834,793 shares of our Class A common stock and 31,250,000 shares of our Class B common stock. Mafco Four LLC, an affiliate of MacAndrews & Forbes, has pledged 43,000,000 of these shares of Class A common stock to secure a loan, which loan is unrelated to MacAndrews & Forbes’ investment in us. MacAndrews & Forbes has requested that we register the pledged shares to fulfill its obligation under the loan documents it entered into in February, 2007.

This prospectus and the registration statement of which it forms a part is not intended to be used, nor may it be used, by MacAndrews & Forbes to sell any shares. This prospectus and the registration statement of which it forms a part is solely for use by the Lenders and may only be used by them in the event of a default that allows foreclosure on the pledged shares.

We are registering the 43,000,000 shares of Class A common stock covered by this prospectus pursuant to a written request from MacAndrews & Forbes in accordance with the Registration Rights Agreement. As requested by MacAndrews & Forbes, the shares are being registered on behalf of the Lenders for sale from time to time at currently indeterminate prices, but only in the event of certain defaults by an affiliate of MacAndrews & Forbes under the Loan Documents, if any, enabling the Lenders to foreclose on such shares, as described in ‘‘Selling Stockholders.’’ All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by MacAndrews & Forbes.

If there is an event of default under the Loan Documents entitling the Lenders to foreclose on the shares covered by this prospectus, the Lenders may sell the shares in one or more of the following ways from time to time:

•	to or through underwriters or dealers for resale to the purchasers;

•	directly to purchasers;

•	through agents or dealers to the purchasers; or

•	through a combination of any of these methods of sale.

Any offer and sale of the shares by the Lenders, any underwriters or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately-negotiated transactions, either:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to prevailing market prices at the time of sale; or

•	at negotiated prices.

Offerings of the shares covered by this prospectus may also be made into the existing trading market for our Class A common stock in transactions at other than a fixed price, either:

•	on or through the facilities of the New York Stock Exchange or any other securities exchange or quotation or trading service on which our Class A common stock may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the New York Stock Exchange or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, will be conducted by underwriters acting as principals or agents for the Lenders.

In addition, the Lenders may sell some or all of the shares through:

•	purchases by a dealer, as principal, who may then resell those shares to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with the Lenders at the time of sale;

•	block trades in which a dealer may attempt to sell as agent for the Lenders, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the shares so offered and sold.

Any offers to purchase the shares covered by this prospectus may be solicited, and any sales of the shares may be made, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the shares.

The Lenders may sell the shares through agents from time to time. We generally expect that any agent will be acting on a best efforts basis for the period of its appointment.

The Lenders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares from the Lenders at a public offering price that may be set forth in an applicable prospectus supplement, if any, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts are expected to be subject only to certain conditions that may be set forth in any applicable prospectus supplement.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering. Any applicable prospectus supplement will include, to the extent applicable:

•	the terms of the offering;

•	the name or names of any underwriters, dealers or agents and the amount of shares underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the shares and an estimate of the proceeds to be received by the Lenders from any such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the anticipated delivery date of the shares covered by this prospectus, including any delayed delivery arrangements, including any commissions the Lenders may pay for solicitation of any such delayed delivery contracts;

•	that the shares are being solicited and offered directly to institutional investors or others;

•	any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers.

If underwriters are used in any sale by the Lenders of any of the shares covered by this prospectus, the shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in any prospectus supplement, the obligations of the underwriters to purchase any shares will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such shares, if any are purchased.

Underwriters, dealers and agents may at the time of any sale by the Lenders of the shares covered by this prospectus be entitled under agreements, if any, entered into with the Lenders and us to indemnification by the Lender selling stockholders and us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers and agents may be required to make. Underwriters, dealers and agents engaged by the Lenders may be customers of, engage in transactions with, or perform services in the ordinary course of business for the Lenders and or/their affiliates or us and/or our affiliates.

Our Revlon Class A common stock is listed on the New York Stock Exchange. However, no assurance can be given as to the continued listing, continued trading, liquidity or activity of trading in the shares offered by the Lenders pursuant to this prospectus, if any.

Any underwriters to whom shares covered by this prospectus are sold by the Lenders for public offering and sale, if any, may make a market in the shares, but we expect that such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the National Association of Securities Dealers, Inc., or the NASD, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any NASD member or independent broker-dealer from the Lenders will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

If more than 10% of the net proceeds of any offering made by the Lenders of the shares covered by this prospectus will be received by NASD members participating in any such offering or affiliates or associated persons of such NASD members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

LEGAL MATTERS

Unless otherwise specified in any prospectus supplement accompanying this prospectus, if any, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will provide opinions regarding the authorization and validity of the Class A common stock covered by this prospectus. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented, and may continue to represent, MacAndrews & Forbes and certain of its affiliates (including us) in connection with certain legal matters. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, engaged by the Lenders, that counsel will be named in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Revlon, Inc. as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as an expert in accounting and auditing.

The audit report covering the December 31, 2006 consolidated financial statements and schedule contains an explanatory paragraph that refers to the adoption of Statement of Financial Accounting Standards (‘‘SFAS’’) No. 123(R), ‘‘Share-Based Payment’’, as of January 1, 2006, and SFAS No. 158, ‘‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - An Amendment of FASB Statement No. 87, 88, 106 and 132(R)’’, as of December 31, 2006.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (all of which will be borne by MacAndrews & Forbes pursuant to the Registration Rights Agreement) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any), which will also be paid by MacAndrews & Forbes but which are not required to be listed below. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$1,478.51
Printing and distributing	50,000
Legal fees and expenses	250,000
Accounting fees and expenses	50,000
Miscellaneous	50,000
Total	$401,478.51

Item 15.    Indemnification of Directors and Officers

Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. A corporation may pay expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Article X of the by-laws of the registrant, a copy of which is filed as an exhibit to this Registration Statement, provides for indemnification of the officers and directors of the registrant to the fullest extent permitted by applicable law.

Section 8 of Article X of the by-laws allows the registrant to maintain director and officer liability insurance on behalf of any person who is or was a director or officer of the registrant or such person who serves or served as a director, officer, employee or agent, of another corporation, partnership or other enterprise at the request of the registrant. The indemnification and advancement of expenses shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11 of Article X of the by-laws provides that except for proceedings to enforce rights to indemnification, the registrant shall not be obligated to indemnify any of its directors or officers in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the registrant.

Pursuant to Section 102(b)(7) of the DGCL, Article Fifth (4) of the registrant’s certificate of incorporation, a copy of which is filed as an exhibit to this Registration Statement, provides that no director of the registrant shall be personally liable to the registrant or any of its stockholders for monetary damages for breach of such director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the registrant shall not adversely affect any right or protection of a director of the registrant existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Item 16.    Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits to this Registration Statement are listed on the Exhibit Index on page II-6 hereof, which is incorporated by reference in this Item 16.

(b) Financial Statement Schedules:

All schedules for which provision is made in the SEC’s applicable accounting regulations have been omitted because they are not required, amounts which would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in this Registration Statement.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the Registration Statement; and

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

Provided further, however, that paragraphs 1(i) and (1)(ii) do not apply if this Registration Statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement;

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and

(iii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant’s articles of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Revlon, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 23, 2007.

REVLON, INC.
(Registrant)

By: /s/ David L. Kennedy	By: /s/ Alan T. Ennis	By: /s/ Edward A. Mammone
David L. Kennedy President, Chief Executive Officer and Director	Alan T. Ennis Executive Vice President and Chief Financial Officer	Edward A. Mammone Senior Vice President, Corporate Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on March 23, 2007.

Signature	Title
*	Chairman of the Board and Director
(Ronald O. Perelman)
*	Director
(Howard Gittis)
*	Director
(Donald G. Drapkin)
/s/ David L. Kennedy	President, Chief Executive Officer and Director
(David L. Kennedy)
*	Director
(Alan S. Bernikow)
*	Director
(Paul J. Bohan)
*	Director
(Meyer Feldberg)
*	Director
(Edward J. Landau)
*	Director
(Debra L. Lee)
*	Director
(Linda Gosden Robinson)
*	Director
(Kathi P. Seifert)
*	Director
(Kenneth L. Wolfe)

*	Robert K. Kretzman, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors of the registrant above whose name asterisks appear, pursuant to powers of attorney duly executed by such directors and filed with the SEC.

By: /s/ Robert K. Kretzman
Robert K. Kretzman
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Documents
3. Certificate of Incorporation and By-laws.
3.1	Restated Certificate of Incorporation of Revlon, Inc. dated April 30, 2004 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Revlon for the quarter ended March 31, 2004 filed with the Securities and Exchange Commission (the ‘‘Commission’’) on May 17, 2004) (the ‘‘Revlon First Quarter 2004 Form 10-Q’’).
3.2	Amended and Restated By-Laws of Revlon, Inc. dated as of March 22, 2004 (incorporated by reference to Exhibit 3.2 to the Revlon First Quarter 2004 Form 10-Q).
4. Instruments Defining the Rights of Security Holders, Including Indentures.
4.1	Credit Agreement, dated as of July 9, 2004, among Revlon Consumer Products Corporation (‘‘Products Corporation’’) and certain local borrowing subsidiaries, as borrowers, the lenders and issuing lenders party thereto, Citicorp USA, Inc., as term loan administrative agent, Citicorp USA, Inc. as multi-currency administrative agent, Citicorp USA, Inc., as collateral agent, UBS Securities LLC, as syndication agent, and Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner (the ‘‘2004 Credit Agreement’’) (incorporated by reference to Exhibit 4.34 to the Current Report on Form 8-K of Products Corporation filed with the Commission on July 13, 2004).
4.2	First Amendment dated February 15, 2006 to the 2004 Credit Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Products Corporation filed with the Commission on February 17, 2006 (the ‘‘Products Corporation February 17, 2006 Form 8-K’’)).
4.3	Second Amendment dated as of July 28, 2006 to the 2004 Credit Agreement, (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Products Corporation filed with the Commission on July 28, 2006).
4.4	Third Amendment dated as of September 29, 2006 to the 2004 Credit Agreement, (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of Revlon Consumer Products Corporation filed with the Commission on September 29, 2006).
4.5	Fourth Amendment, dated as of December 20, 2006, to the 2004 Credit Agreement, (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Revlon Consumer Products Corporation filed with the Commission on December 21, 2006 (the ‘‘Products Corporation December 21, 2006 Form 8-K’’)).
4.6	Amended and Restated Pledge and Security Agreement, dated as of December 20, 2006 among Revlon, Inc., Products Corporation and the additional grantors party thereto, in favor of Citicorp USA, Inc. as collateral agent for the secured parties (incorporated by reference to Exhibit 4.3 to the Products Corporation December 21, 2006 Form 8-K).

Exhibit Number	Description of Documents
4.7	Amended and Restated Intercreditor and Collateral Agency Agreement, dated as of December 20, 2006 among Citicorp USA, Inc., as administrative agent for the multi-currency lenders and issuing lenders, Citicorp USA, Inc., as administrative agent for the term loan lenders, Citicorp USA, Inc., as collateral agent for the secured parties, Revlon, Inc., Products Corporation and each other loan party (incorporated by reference to Exhibit 4.4 to the Products Corporation December 21, 2006 Form 8-K).
4.8	Term Loan Agreement, dated as of December 20, 2006 among Products Corporation, as borrower, the lenders party thereto, Citicorp USA, Inc., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., as syndication agent, and Citigroup Global Capital Markets Inc., as sole lead arranger and sole bookrunner (incorporated by reference to Exhibit 4.1 to the Products Corporation December 21, 2006 Form 8-K).
4.9	Indenture, dated as of February 1, 1998, between Products Corporation (as successor to Revlon Escrow Corp,) and U.S. Bank Trust National Association, as trustee, relating to the 8 5/8% Senior Subordinated Notes due 2008 (as amended, the ‘‘8 5/8% Senior Subordinated Notes Indenture’’) (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 of Products Corporation filed with the Commission on March 12, 1998, File No. 333-47875 (the ‘‘Products Corporation March 1998 Form S-1’’)).
4.10	First Supplemental Indenture, dated March 4, 1998, among Products Corporation, Revlon Escrow Corp. and U.S. Bank Trust National Association, as trustee, amending the 8 5/8% Senior Subordinated Notes Indenture (incorporated by reference to Exhibit 4.4 to the Products Corporation March 1998 Form S-1).
4.11	Second Supplemental Indenture, dated as of February 11, 2004, among Products Corporation, U.S. Bank Trust National Association, as trustee, and Revlon, Inc. as guarantor, amending the 8 5/8% Senior Subordinated Notes Indenture (incorporated by reference to Exhibit 4.31 of the Current Report on Form 8-K of Revlon, Inc. filed with the Commission on February 12, 2004).
4.12	Indenture, dated as of March 16, 2005, between Products Corporation and U.S. Bank National Association, as trustee, relating to Products Corporation’s 9½% Senior Notes due 2011 (incorporated by reference to Exhibit 4.12 to the Annual Report on Form 10-K/A for the year ended December 31, 2004 of Products Corporation filed with the Commission on April 12, 2005).
4.13	Stock Purchase Agreement, dated February 17, 2006, between Revlon, Inc. and MacAndrews & Forbes Holdings Inc. (‘‘MacAndrews & Forbes Holdings’’) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Revlon, Inc. filed with the Commission on February 17, 2006 (the ‘‘Revlon, Inc. February 17, 2006 Form 8-K’’)).
4.14	Stock Purchase Agreement, dated December 18, 2006, between Revlon, Inc. and MacAndrews & Forbes Holdings (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Revlon, Inc. filed with the Commission on December 18, 2006).
5. Opinion re: Legality.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*

Exhibit Number	Description of Documents
23. Consents of Experts and Counsel.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24. Powers of Attorney.
24.1	Power of Attorney of Ronald O. Perelman.*
24.2	Power of Attorney of Howard Gittis.*
24.3	Power of Attorney of Donald G. Drapkin.*
24.4	Power of Attorney of Alan S. Bernikow.*
24.5	Power of Attorney of Paul J. Bohan.*
24.6	Power of Attorney of Meyer Feldberg.*
24.7	Power of Attorney of Edward J. Landau.*
24.8	Power of Attorney of Debra L. Lee.*
24.9	Power of Attorney of Linda Gosden Robinson.*
24.10	Power of Attorney of Kathi P. Seifert.*
24.11	Power of Attorney of Kenneth L. Wolfe.*

*	Filed herewith.